EXECUTION VERSION

COPYRIGHT SECURITY AGREEMENT dated as of August 17, 2017 (this “Agreement”), among the grantors listed on Schedule I hereto (the “U.S Grantors”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”).
Reference is made to (a) the Collateral Agreement dated as of November 5, 2009 (as amended, restructured, renewed, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Closure Systems International Holdings LLC, Reynolds Group Issuer LLC (the “U.S. Co-Issuer”), Reynolds Group Issuer Inc. (together with the U.S. Co-Issuer, the “U.S. Issuers”), the Subsidiaries of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto and the Collateral Agent, (b) the Fourth Amended and Restated Credit Agreement dated as of August 5, 2016, as amended by Amendment No. 11 dated as of October 4, 2016, the Incremental Assumption Agreement dated as of October 7, 2016, and by the Incremental Assumption Agreement dated February 7, 2017 (as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers (as defined therein) (the “Borrowers”), Holdings, the other Guarantors (as defined therein) (together with Holdings, the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent, (c) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “February 2011 Senior Secured Notes Indenture”), among the Issuers, Reynolds Group Issuer (Luxembourg) S.A. (together with the U.S. Issuers, the “Issuers”), the guarantors from time to time party thereto, The Bank of New York Mellon (the “BNYM”), as trustee, principal paying agent, registrar and transfer agent and The Bank of New York Mellon, London Branch (the “BNYM London”), as paying agent, (d) the Indenture dated as of September 28, 2012 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “September 2012 Senior Secured Notes Indenture”), among the Issuers, the guarantors from time to time party thereto, BNYM as trustee, principal paying agent, registrar, transfer agent and collateral agent, BNYM London as paying agent and Wilmington Trust (London) Limited, as additional collateral agent (the “Additional Collateral Agent”), and (e) the Indenture dated as of June 27, 2016 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “June 2016 Senior Secured Notes Indenture”), among the Issuers, the guarantors from time to time party thereto, BNYM, as trustee, principal paying agent, transfer agent, collateral agent, registrar and calculation agent and the Additional Collateral Agent. The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Senior Secured Note Holders have agreed to extend credit to the Issuers pursuant to, and upon the terms and conditions specified in, the February 2011 Senior Secured Notes Indenture, the September 2012 Senior Secured Notes Indenture and the June 2016 Senior Secured Notes Indenture. The parties hereto agree as follows:
SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified pursuant to the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. Each U.S. Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a Security Interest in all of such U.S. Grantor’s right, title or interest in, to and under all of the Copyrights of such U.S. Grantor (including those listed on Schedule II hereto) now owned or at any time hereafter acquired by such U.S. Grantor or in which such U.S. Grantor now has or at any time in the future may acquire any right, title or interest as security for the payment or performance, as the case may be, in full of the Obligations.
SECTION 3. Purpose. This Agreement has been executed and delivered by the parties hereto for the purpose of recording the grant of the Security Interest with the United States Copyright Office. This Agreement is expressly subject to the terms and conditions set forth in the Collateral Agreement.
SECTION 4. Collateral Agreement. The U.S. Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the Copyrights are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

REYNOLDS CONSUMER PRODUCTS LLC,
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

REYNOLDS PRESTO PRODUCTS INC.,
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By
/s/ Lesley Daley
Name: Lesley Daley
Title: Vice President

Schedule I
U.S. Grantors
Reynolds Consumer Products LLC
Reynolds Presto Products Inc.

Schedule II
Copyrights

Registered Owner	Title	Reg. No.
Reynolds Consumer Products LLC	HEFTY ZOO PALS BLUE WHALE PLATE	VA0001210369
Reynolds Consumer Products LLC	SHAKEN DROPPED STACKED	VA0001811619
Reynolds Presto Products Inc.	Channel Protection System	VA0001742600
Reynolds Presto Products Inc.	Geoweb Cellular Confinement Systems Product Catalog	VA0001784847
Reynolds Presto Products Inc.	Geoweb Channel Protection Application Overview	VA0001788336
Reynolds Presto Products Inc.	Geoweb Channel Protection System Installation Guideline	VA0001778443
Reynolds Presto Products Inc.	GEOWEB Channel Protection System Product Specification CSI-Format	VA0001784417
Reynolds Presto Products Inc.	GEOWEB Channel Protection System Technical Overview	VA0001784410
Reynolds Presto Products Inc.	GEOWEB Channel Protection System Technical Overview	VA0001784420
Reynolds Presto Products Inc.	GEOWEB Earth Retention Application Overview	VA0001784423
Reynolds Presto Products Inc.	GEOWEB Earth Retention System Product Specification CSI-Format	VA0001788333
Reynolds Presto Products Inc.	GEOWEB Earth Retention System Technical Overview	VA0001784412
Reynolds Presto Products Inc.	GEOWEB Load Support Application Overview	VA0001784424
Reynolds Presto Products Inc.	GEOWEB Load Support System Product Specification CSI-Format	VA0001784425
Reynolds Presto Products Inc.	GEOWEB Load Support System Technical Overview	VA0001784413
Reynolds Presto Products Inc.	GEOWEB Slope and Shoreline Protection Application Overview	VA0001784941
Reynolds Presto Products Inc.	GEOWEB Slope Protection System Product Specification CSI-Format	VA0001784936
Reynolds Presto Products Inc.	GEOWEB Slope Protection System Technical Overview	VA0001784414
Reynolds Presto Products Inc.	GEOWEB Soil Stabilization System Material Specification	VA0001784934
Reynolds Presto Products Inc.	Perforated Geoweb System Performance & Material Specification Summary	VA0001784935
Reynolds Presto Products Inc.	Porous Pavement Systems: Geoblock, GeoPave, Geoweb Product Catalog	VA0001788341
Reynolds Presto Products Inc.	Slope Protection System	VA0001742599

[[NYCORP:3667127v2:4438D:07/21/2017--02:24 PM]]